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                                                                 EXHIBIT 8.01(d)


                              May 19, 1997



Tudor Fund for Employees L.P.
600 Steamboat Road
Greenwich, CT 06830

Re:  Post-Effective Amendment No. 8
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Ladies and Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to Day, Berry & Howard as special Connecticut tax counsel under the heading "STATE AND LOCAL INCOME TAX ASPECTS, Connecticut" in the Post-Effective Amendment No. 8 to your Registration Statement on Form S-1 (No. 33-33982) as filed with the Securities and Exchange Commission.

                              Very truly yours,



                              DAY, BERRY & HOWARD